CONSOLIDATED BALANCE SHEET
AT JUNE 30 OF 2005 AND 2004
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	TOTAL ASSETS	30,510,710	100	31,337,537	100

2	CURRENT ASSETS	9,874,453	32	9,485,762	30
3	CASH AND SHORT-TERM INVESTMENTS	1,684,963	6	1,307,455	4
4	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	1,973,596	6	2,478,326	8
5	OTHER ACCOUNTS AND DOCUMENTS RECEIVABLE	1,879,754	6	1,692,697	5
6	INVENTORIES	4,336,140	14	4,007,284	13
7	OTHER CURRENT ASSETS	-	-	-	-
8	LONG-TERM	368,319	1	816,640	3
9	ACCOUNTS AND DOCUMENTS RECEIVABLE (NET)	368,319	1	816,640	3
10	INVESTMENT IN SHARES OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATED	-	-	-	-
11	OTHER INVESTMENTS	-	-	-	-
12	PROPERTY, PLANT AND EQUIPMENT	17,855,729	59	19,202,061	61
13	PROPERTY	14,446,185	47	14,658,627	47
14	MACHINERY AND INDUSTRIAL EQUIPMENT (NET)	26,623,248	87	28,265,083	90
15	OTHER EQUIPMENT	-	-	-	-
16	ACCUMULATED DEPRECIATION	24,222,144	79	24,717,792	79
17	CONSTRUCTION IN PROGRESS	1,008,440	3	996,143	3
18	DEFERRED ASSETS (NET)	2,412,209	8	1,833,074	6
19	OTHER ASSETS	-	-	-	-

20	TOTAL LIABILITIES	22,298,650	100	23,161,597	100
21	CURRENT LIABILITIES	8,990,352	40	9,259,667	40
22	SUPPLIERS	2,136,055	10	2,220,112	10
23	BANK LOANS	2,948,236	13	3,607,984	16
24	STOCK MARKET LOANS	1,309,932	6	844,244	4
25	TAXES TO BE PAID	-	-	-	-
26	OTHER CURRENT LIABILITIES	2,596,129	12	2,587,327	11
27	LONG-TERM LIABILITIES	11,500,833	52	12,093,221	52
28	BANK LOANS	1,848,204	8	3,874,363	17
29	STOCK MARKET LOANS	9,652,629	43	8,218,858	35
30	OTHER LOANS	-	-	-	-
31	DEFERRED LOANS	-	-	209,032	1
32	OTHER LIABILITIES	1,807,465	8	1,599,677	7

33	CONSOLIDATED STOCK HOLDERS' EQUITY	8,212,060	100	8,175,940	100
34	MINORITY INTEREST	2,904,961	35	2,706,068	33
35	MAJORITY INTEREST	5,307,099	65	5,469,872	67
36	CONTRIBUTED CAPITAL	7,865,704	96	7,865,704	96
37	PAID-IN CAPITAL STOCK (NOMINAL)	324,000	4	324,000	4
38	RESTATEMENT OF PAID-IN CAPITAL STOCK	6,516,619	79	6,516,619	80
39	PREMIUM ON SALES OF SHARES	1,025,085	12	1,025,085	13
40	CONTRIBUTIONS FOR FUTURE CAPITAL INCREASES	-	-	-	-
41	CAPITAL INCREASE (DECREASE)	(2,558,605)	(31)	(2,395,832)	(29)
42	RETAINED EARNINGS AND CAPITAL RESERVE	16,937,709	206	17,149,449	210
43	REPURCHASE FUND OF SHARES	2,000,000	24	2,000,000	24
44	EXCESS (SHORTFALL) IN RESTATEMENT OF HOLDER'S EQUITY	(21,435,801)	(261)	(21,356,259)	(261)
45	NET INCOME FOR THE YEAR	(60,513)	(1)	(189,022)	(2)

CONSOLIDATED BALANCE SHEET
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
3	CASH AND SHORT-TERM INVESTMENTS	1,684,963	100	1,307,455	100
46	CASH	301,730	18	539,571	41
47	SHORT-TERM INVESTMENTS	1,383,233	82	767,884	59

18	DEFERRED ASSETS (NET)	2,412,209	100	1,833,074	100
48	AMORTIZED OR REDEEMED EXPENSES	1,172,173	49	1,065,654	58
49	GOODWILL	661,571	27	767,420	42
50	DEFERRED TAXES	578,465	24	-	-
51	OTHERS	-	-	-	-

21	CURRENT LIABILITIES	8,990,352	100	9,259,667	100
52	FOREIGN CURRENCY LIABILITIES	5,888,087	65	6,298,043	68
53	MEXICAN PESOS LIABILITIES	3,102,265	35	2,961,624	32

24	STOCK MARKET LOANS	1,309,932	100	844,244	100
54	COMMERCIAL PAPER	1,309,932	100	844,244	100
55	CURRENT MATURITIES OF MEDIUM TERM NOTES	-	-	-	-
56	CURRENT MATURITIES OF BONDS	-	-	-	-

26	OTHER CURRENT LIABILITIES	2,596,129	100	2,587,327	100
57	OTHER CURRENT LIABILITIES WITH COST	-	-	-	-
58	OTHER CURRENT LIABILITIES WITHOUT COST	2,596,129	100	2,587,327	100

27	LONG-TERM LIABILITIES	11,500,833	100	12,093,221	100
59	FOREIGN CURRENCY LIABILITIES	10,072,429	88	6,469,199	53
60	MEXICAN PESOS LIABILITIES	1,428,404	12	5,624,022	47

29	STOCK MARKET LOANS	9,652,629	100	8,218,858	100
61	BONDS	-	-	-	-
62	MEDIUM TERM NOTES	9,652,629	100	8,218,858	100

30	OTHER LOANS	-	100	-	100
63	OTHER LOANS WITH COST	-	-	-	-
64	OTHER LOANS WITHOUT COST	-	-	-	-

31	DEFERRED LOANS	-	-	209,032	100
65	NEGATIVE GOODWILL	-	-	-	-
66	DEFERRED TAXES	-	-	209,032	100
67	OTHERS	-	-	-	-

32	OTHER LIABILITIES	1,807,465	100	1,599,677	100
68	RESERVES	1,670,035	92	1,439,458	90
69	OTHERS LIABILITIES	137,430	8	160,219	10

44	EXCESS (SHORTFALL) IN RESTATEMENT OF STOCK HOLDERS' EQUITY	(21,435,801)	100	(21,356,259)	100
70	ACCUMULATED INCOME DUE TO MONETARY POSITION	-	-	-	-
71	INCOME FROM NON-MONETARY POSITION ASSETS	(21,435,801)	100	(21,356,259)	100

CONSOLIDATED BALANCE SHEET
OTHER CONCEPTS
(Thousands of Pesos)

REF S	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
72	WORKING CAPITAL	884,101	226,095
73	PENSIONS FUND AND SENIORITY PREMIUMS	433,941	605,420
74	EXECUTIVES (*)	331	341
75	EMPLOYEE (*)	4,963	5,232
76	WORKERS (*)	19,798	20,475
77	CIRCULATION SHARES (*)	295,727,910	295,727,910
78	REPURCHASED SHARES (*)	28,272,090	28,272,090
(*) THESE CONCEPTS SHOULD BE EXPRESSED IN UNITS

CONSOLIDATED INCOME STATEMENT
FROM JANUARY THE 1ST TO JUNE 30 OF 2005 AND 2004
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	12,792,605	100	12,879,811	100
2	COST OF SALES	9,543,439	75	9,469,485	74
3	GROSS INCOME	3,249,166	25	3,410,326	26
4	OPERATING EXPENSES	2,592,902	20	2,605,874	20
5	OPERATING INCOME	656,264	5	804,452	6
6	TOTAL FINANCING COST	655,134	5	1,136,038	9
7	INCOME AFTER FINANCING COST	1,130	0	(331,586)	(3)
8	OTHER FINANCIAL OPERATIONS	382,723	3	(266,736)	(2)
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(381,593)	(3)	(64,850)	(1)
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(509,684)	(4)	70,862	1
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	128,091	1	(135,712)	(1)
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	128,091	1	(135,712)	(1)
14	INCOME OF DISCONTINUOUS OPERATIONS	-	-	-	-
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	128,091	1	(135,712)	(1)
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	128,091	1	(135,712)	(1)
19	NET INCOME OF MINORITY INTEREST	188,604	1	53,310	0
20	NET INCOME OF MAJORITY INTEREST	(60,513)	(0)	(189,022)	(1)

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	12,792,605	100	12,879,811	100
21	DOMESTIC	9,168,211	72	9,067,788	70
22	FOREIGN	3,624,394	28	3,812,023	30
23	TRANSLATED INTO DOLLARS (***)	329,801	3	329,770	3

6	TOTAL FINANCING COST	655,134	100	1,136,038	100
24	INTEREST PAID	1,220,122	186	1,035,882	91
25	EXCHANGE LOSSES	(324,276)	(49)	451,134	40
26	INTEREST EARNED	93,919	14	48,915	4
27	EXCHANGE PROFITS	-	-	-	-
28	GAIN DUE TO MONETARY POSITION	(146,793)	(22)	(302,063)	(27)
42	LOSS IN UDI'S RESTATEMENT	-	-	-	-
43	GAIN IN UDI'S RESTATEMENT	-	-	-	-

8	OTHER FINANCIAL OPERATIONS	382,723	100	(266,736)	100
29	OTHER NET EXPENSES (INCOME) NET	382,723	100	(266,736)	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	114,691	23	199,455	281
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	(667,738)	(131)	(186,278)	(263)

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(509,684)	100	70,862	100
32	INCOME TAX	60,384	12	199,523	282
33	DEFERRED INCOME TAX	(613,431)	(120)	(186,346)	(263)
34	WORKERS' PROFIT SHARING	63,137	12	56,983	80
35	DEFERRED WORKERS' PROFIT SHARING	(19,774)	(4)	702	1
(***) AMOUNTS IN THOUSANDS OF DOLLARS

CONSOLIDATED INCOME STATEMENT
OTHER CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
36	TOTAL SALES	13,939,097	15,821,012
37	NET INCOME OF THE YEAR	-	-
38	NET SALES (**)	25,869,609	26,154,341
39	OPERATION INCOME (**)	1,409,466	1,882,806
40	NET INCOME OF MAJORITY INTEREST (**)	(152,479)	(555,291)
41	NET CONSOLIDATED INCOME (**)	202,296	(431,659)
(**) THE RESTATED INFORMATION ON THE LAST TWELVE MONTHS SHOULD BE USED

CONSOLIDATED INCOME STATEMENT
FROM APRIL THE 1ST TO JUNE 30 OF 2005 AND 2004
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,735,855	100	6,600,059	100
2	COST OF SALES	4,995,432	74	4,802,094	73
3	GROSS INCOME	1,740,423	26	1,797,965	27
4	OPERATING EXPENSES	1,318,151	20	1,322,913	20
5	OPERATING INCOME	422,272	6	475,052	7
6	TOTAL FINANCING COST	111,844	2	980,600	15
7	INCOME AFTER FINANCING COST	310,428	5	(505,548)	(8)
8	OTHER FINANCIAL OPERATIONS	351,582	5	63,372	1
9	INCOME BEFORE TAXES AND WORKERS' PROFIT SHARING	(41,154)	(1)	(568,920)	(9)
10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(431,830)	(6)	(66,684)	(1)
11	NET INCOME AFTER TAXES AND WORKERS' PROFIT SHARING	390,676	6	(502,236)	(8)
12	SHARE IN NET INCOME OF SUBSIDIARIES AND NON-CONSOLIDATED ASSOCIATES	-	-	-	-
13	CONSOLIDATED NET INCOME OF CONTINUOUS	390,676	6	(502,236)	(8)
14	INCOME OF DISCONTINUOUS OPERATIONS	-	-	-	-
15	CONSOLIDATED NET INCOME BEFORE EXTRAORDINARY ITEMS	390,676	6	(502,236)	(8)
16	EXTRAORDINARY ITEMS NET EXPENSES (INCOME)	-	-	-	-
17	NET EFFECT AT THE BEGINNING OF THE YEAR BY CHANGES IN ACCOUNTING PRINCIPLES	-	-	-	-
18	NET CONSOLIDATED INCOME	390,676	6	(502,236)	(8)
19	NET INCOME OF MINORITY INTEREST	201,440	3	7,013	0
20	NET INCOME OF MAJORITY INTEREST	189,236	3	(509,249)	(8)

CONSOLIDATED INCOME STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF R	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	%	Amount	%
1	NET SALES	6,735,855	100	6,600,059	100
21	DOMESTIC	4,845,315	72	4,601,815	70
22	FOREIGN	1,890,540	28	1,998,244	30
23	TRANSLATED INTO DOLLARS (***)	174,052	3	171,910	3

6	TOTAL FINANCING COST	111,844	100	980,600	100
24	INTEREST PAID	557,635	499	560,844	57
25	EXCHANGE LOSSES	(352,125)	(315)	512,639	52
26	INTEREST EARNED	31,739	28	-	-
27	EXCHANGE PROFITS	-	-	28,224	3
28	GAIN DUE TO MONETARY POSITION	(61,927)	(55)	(64,659)	(7)
42	LOSS IN UDI'S RESTATEMENT	-	-	-	-
43	GAIN IN UDI'S RESTATEMENT	-	-	-	-

8	OTHER FINANCIAL OPERATIONS	351,582	100	63,372	100
29	OTHER NET EXPENSES (INCOME) NET	351,582	100	63,372	100
30	(PROFIT) LOSS ON SALE OF OWN SHARES	-	-	83,334	125
31	(PROFIT) LOSS ON SALE OF SHORT-TERM INVESTMENTS	(437,812)	(101)	(168,269)	(252)

10	RESERVE FOR TAXES AND WORKERS' PROFIT SHARING	(431,830)	100	(66,684)	100
32	INCOME TAX	(51,118)	(12)	83,383	(125)
33	DEFERRED INCOME TAX	(386,694)	(90)	(168,318)	252
34	WORKERS' PROFIT SHARING	6,102	1	17,910	(27)
35	DEFERRED WORKERS' PROFIT SHARING	(120)	(0)	341	(1)
(***) AMOUNTS IN THOUSANDS OF DOLLARS

CONSOLIDATED CASH FLOW STATEMENT
FROM JANUARY THE 1ST TO JUNE 30 OF 2005 AND 2004
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
1	CONSOLIDATED NET INCOME	128,091	(135,712)
2	+(-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE USING CASH	671,217	739,986
3	CASH FLOW FROM NET INCOME OF THE YEAR	799,308	604,274
4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(83,341)	(346,021)
5	CASH GENERATED (USED) IN OPERATING ACTIVITIES	715,967	258,253
6	CASH FLOW FROM EXTERNAL FINANCING	(1,104,270)	(243,043)
7	CASH FLOW FROM INTERNAL FINANCING	(148,449)	(165,343)
8	CASH FLOW GENERATED (USED) BY FINANCING	(1,252,719)	(408,386)
9	CASH FLOW GENERATED (USED) IN INVESTMENT ACTIVITIES	(611,641)	(6,288)
10	NET INCREASE (DECREASE) IN CASH AND SHORT-TERM INVESTMENTS	(1,148,393)	(156,421)
11	CASH AND SHORT-TERM INVESTMENTS AT THE BEGINNING OF PERIOD	2,833,356	1,463,876
12	CASH AND SHORT-TERM INVESTMENTS AT THE END OF PERIOD	1,684,963	1,307,455

CONSOLIDATED CASH FLOW STATEMENT
BREAKDOWN OF MAIN CONCEPTS
(Thousands of Pesos)

REF C	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR	QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount	Amount
2	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE CASH USAGE	671,217	739,986
13	DEPRECIATION AND AMORTIZATION FOR THE YEAR	954,694	1,099,017
14	+ (-) NET INCREASE (DECREASE) IN PENSIONS FUND AND SENIORITY PREMIUMS	150,603	132,543
15	+ (-) NET LOSS (PROFIT) IN MONEY EXCHANGE	-	-
16	+ (-) NET LOSS (PROFIT) IN ASSETS AND LIABILITIES ACTUALIZATION	-	-
17	+ (-) OTHER ITEMS	-	-
40	+ (-) ITEMS ADDED TO INCOME WHICH DO NOT REQUIRE CASH USAGE	(434,080)	(491,574)

4	CASH FLOW FROM CHANGE IN WORKING CAPITAL	(83,341)	(346,021)
18	+ (-) DECREASE (INCREASE) IN ACCOUNT RECEIVABLE	177,700	(288,901)
19	+ (-) DECREASE (INCREASE) IN INVENTORIES	(142,247)	(47,550)
20	+ (-) DECREASE (INCREASE) IN OTHER ACCOUNT RECEIVABLE	(454,954)	(329,820)
21	+ (-) INCREASE (DECREASE) IN SUPPLIER ACCOUNT	85,412	63,667
22	+ (-) INCREASE (DECREASE) IN OTHER LIABILITIES	250,748	256,583

6	CASH FLOW FROM EXTERNAL FINANCING	(1,104,270)	(243,043)
23	+ SHORT-TERM BANK AND STOCK MARKET FINANCING	-	-
24	+ LONG-TERM BANK AND STOCK MARKET FINANCING	-	-
25	+ DIVIDEND RECEIVED	-	-
26	+ OTHER FINANCING	-	-
27	(-) BANK FINANCING AMORTIZATION	(1,104,270)	(243,043)
28	(-) STOCK MARKET AMORTIZATION	-	-
29	(-) OTHER FINANCING AMORTIZATION	-	-

7	CASH FLOW FROM INTERNAL FINANCING	(148,449)	(165,343)
30	+ (-) INCREASE (DECREASE) IN CAPITAL STOCKS	-	-
31	(-) DIVIDENDS PAID	(148,449)	(165,343)
32	+ PREMIUM ON SALE OF SHARES	-	-
33	+ CONTRIBUTION FOR FUTURE CAPITAL INCREASES	-	-

9	CASH FLOW GENERATED (UTILIZED) IN INVESTMENT ACTIVITIES	(611,641)	(6,288)
34	+ (-) DECREASE (INCREASE) IN STOCK INVESTMENTS OF A PERMANENT NATURE	-	-
35	(-) ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT	(549,638)	(546,336)
36	(-) INCREASE IN CONSTRUCTIONS IN PROGRESS	-	-
37	+ SALE OF OTHER PERMANENT INVESTMENTS	-	-
38	+ SALE OF TANGIBLE FIXED ASSETS	1,334	1,921
39	+ (-) OTHER ITEMS	(63,337)	538,127

RATIOS
CONSOLIDATED

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
	YIELD
1	NET INCOME TO NET SALES	1.00%		(1.05)%
2	NET INCOME TO STOCK HOLDERS' EQUITY (**)	8.46%		7.05%
3	NET INCOME TO TOTAL ASSETS (**)	0.66%		(1.38)%
4	CASH DIVIDENDS TO PREVIOUS YEAR NET INCOME	-%		-%
5	INCOME DUE TO MONETARY POSITION TO NET INCOME	114.60%		(222.58)%

	ACTIVITY
6	NET SALES TO NET ASSETS (**)	0.85	times	0.83	times
7	NET SALES TO FIXED ASSETS (**)	1.45	times	1.36	times
8	INVENTORIES ROTATION (**)	4.40	times	4.73	times
9	ACCOUNTS RECEIVABLE IN DAYS OF SALES	24.00	days	30.00	days
10	PAID INTEREST TO TOTAL LIABILITIES WITH COST (**)	15.48%		12.52%

	LEVERAGE
11	TOTAL LIABILITIES TO TOTAL ASSETS	73.08%		73.91%
12	TOTAL LIABILITIES TO STOCK HOLDERS' EQUITY	2.72	times	2.83	times
13	FOREIGN CURRENCY LIABILITIES TO TOTAL LIABILITIES	71.58%		55.12%
14	LONG-TERM LIABILITIES TO FIXED ASSETS	64.41%		62.98%
15	OPERATING INCOME TO INTEREST PAID	0.54	times	0.78	times
16	NET SALES TO TOTAL LIABILITIES (**)	1.16	times	1.13	times

	LIQUIDITY
17	CURRENT ASSETS TO CURRENT LIABILITIES	1.10	times	1.02	times
18	CURRENT ASSETS LESS INVENTORY TO CURRENT LIABILITIES	0.62	times	0.59	times
19	CURRENTS ASSETS TO TOTAL LIABILITIES	0.44	times	0.41	times
20	AVAILABLE ASSETS TO CURRENT LIABILITIES	18.74%		14.12%

	CASH FLOW
21	CASH FLOW FROM NET INCOME TO NET SALES	6.25%		4.69%
22	CASH FLOW FROM CHANGES IN WORKING CAPITAL TO NET SALES	(0.65)%		(2.69)%
23	CASH GENERATED (USED) IN OPERATING TO INTEREST PAID	0.59	times	0.25	times
24	EXTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	88.15%		59.51%
25	INTERNAL FINANCING TO CASH GENERATED (USED) IN FINANCING	11.85%		40.49%
26	ACQUISITION OF PROPERTY, PLANT AND EQUIPMENT TO CASH GENERATED (USED) IN INVESTMENT ACTIVITIES	89.86%		8,688.55%
(**) IN THESE RATIOS FOR THE DATA TAKE INTO CONSIDERATION THE LAST TWELVE MONTHS

DATA PER SHARE

REF P	CONCEPTS	QUARTER OF PRESENT FINANCIAL YEAR		QUARTER OF PREVIOUS FINANCIAL YEAR
		Amount		Amount
1	BASIC PROFIT PER ORDINARY SHARE (**)	$1.52		$1.30
2	BASIC PROFIT PER PREFERENT SHARE (**)	$-		$-
3	DILUTED PROFIT PER ORDINARY SHARE (**)	$-		$-
4	CONTINUOUS OPERATING PROFIT PER COMMON SHARE(**)	$68.41		$(145.96)
5	EFFECT OF DISCONTINUOUS OPERATING ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
6	EFFECT OF EXTRAORDINARY PROFIT AND LOSS ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
7	EFFECT BY CHANGES IN ACCOUNTING POLICIES ON CONTINUOUS OPERATING PROFIT PER SHARE (**)	$-		$-
8	CARRYING VALUE PER SHARE	$17.95		$18.50
9	CASH DIVIDEND ACCUMULATED PER SHARE	$0.30		$0.30
10	DIVIDEND IN SHARES PER SHARE	-	shares	-	shares
11	MARKET PRICE TO CARRYING VALUE	0.44	times	0.61	times
12	MARKET PRICE TO BASIC PROFIT PER ORDINARY SHARE (**)	5.15	times	8.62	times
13	MARKET PRICE TO BASIC PROFIT PER PREFERENT SHARE (**)	-	times	-	times
(**) TO CALCULATE THE DATA PER SHARE USE THE NET INCOME FOR THE LAST TWELVE MONTHS

FINANCIAL STATEMENTS NOTES

CREDITS BREAKDOWN
(Thousands of Pesos)
ANNEX 5
			DENOMINATED IN PESOS		AMORTIZATION OF CREDITS IN FOREIGN CURRENCY
CREDIT / TYPE / INSTITUTION	AMORT. DATE	INTER. RATE	UNTIL 1 YEAR	MORE THAN 1 YEAR	CURRENT YEAR	UNTIL 1 YEAR	UNTIL 2 YEARS	UNTIL 3 YEARS	UNTIL 4 YEARS	UNTIL 5 YEARS
BANKS
FOREIGN TRADE
CITIBANK N.A.	18/11/2005	5.74	-	-	106,674	-	-	-	-	-
CALIFORNIA COMMERCE BANK	28/02/2006	5.59	-	-	129,302	-	-	-	-	-
COMERICA	02/05/2006	4.19	-	-	123,466	-	-	-	-	-
COMERICA	28/07/2005	4.75	-	-	53,876	-	-	-	-	-
HYPO VEREINSBANK	26/07/2007	3.67	-	-	-	1,157	1,157	571	-	-
HYPO VEREINSBANK	26/05/2006	4.26	-	-	-	2,273	-	-	-	-
TORONTO DOMINION	05/01/2008	1.67	-	-	-	6,076	6,076	6,076	-	-
DEUTSCHE BANK	05/10/2009	3.72	-	-	-	1,726	1,724	1,724	1,724	898
DEUTSCHE BANK	31/10/2009	3.72	-	-	-	1,266	1,271	1,271	1,271	614
CONACYT	15/10/2005	9.00	3,214	-	-	-	-	-	-	-
UNSECURED DEBT
Citibank	23/08/2005	5.34	-	-	10,775	-	-	-	-	-
Citibank	16/09/2005	4.96	-	-	2,693	-	-	-	-	-
Citibank	17/10/2005	5.20	-	-	5,387	-	-	-	-	-
Scotiabank	11/07/2005	4.74	-	-	1,663	-	-	-	-	-
Scotiabank	14/09/2005	4.74	-	-	472	-	-	-	-	-
Scotiabank	13/08/2005	4.74	-	-	15,351	-	-	-	-	-
Citibank	16/07/2005	4.96	-	-	10,775	-	-	-	-	-
Citibank	15/07/2005	4.96	-	-	10,775	-	-	-	-	-
Citibank	16/07/2005	4.96	-	-	16,162	-	-	-	-	-
Citibank	14/07/2005	4.85	-	-	4,848	-	-	-	-	-
Scotiabank	14/07/2005	4.94	-	-	9,697	-	-	-	-	-
Bac San Jose	14/07/2005	5.19	-	-	5,387	-	-	-	-	-
Citibank	16/09/2005	5.19	-	-	10,775	-	-	-	-	-
SERFIN	01/02/2006	8.75	15,848	-	-	-	-	-	-	-
SERFIN	01/02/2006	8.75	8,533	-	-	-	-	-	-	-
Industrial	28/07/2009	4.20	-	-	-	12,930	12,930	12,930	12,930	3,232
CITIBANK N.A.	18/11/2005	5.74	-	-	215,504	-	-	-	-	-
BANORTE	11/07/2005	5.14	-	-	53,171	-	-	-	-	-
BANCO DE BOGOTA	28/07/2005	4.50	-	-	7,951	-	-	-	-	-
BANCO DE BOGOTA	15/02/2006	12.00	-	-	1,284	-	-	-	-	-
CITIBANK N.A.	28/03/2006	12.60	-	-	36,957	-	-	-	-	-
BANCO DE BOGOTA	15/02/2006	4.50	-	-	659	-	-	-	-	-
CAJA ESPANA	18/06/2006	3.11	-	-	7,997	-	-	-	-	-
BANCO PASTOR (1)	19/10/2005	3.20	-	-	18,448	-	-	-	-	-
BANCO PASTOR	19/10/2005	3.20	-	-	33,627	-	-	-	-	-
CAJA DUERO	21/10/2005	3.00	-	-	8,667	-	-	-	-	-
CAJA DUERO	21/10/2005	3.00	-	-	4,950	-	-	-	-	-
CAIXA NOVA	29/07/2005	3.00	-	-	7,312	-	-	-	-	-
CAJA ESPANA	29/07/2005	3.05	-	-	7,640	-	-	-	-	-
BANCAJA	15/07/2005	3.15	-	-	9,057	-	-	-	-	-
BANCO HERRERO	13/09/2005	3.30	-	-	6,502	-	-	-	-	-
BANCO HERRERO	14/09/2005	3.30	-	-	2,947	-	-	-	-	-
BANKINTER	26/07/2005	3.13	-	-	7,324	-	-	-	-	-
BANCO BILBAO VIZCAYA	17/07/2005	3.25	-	-	3,588	-	-	-	-	-
BANESTO	18/07/2005	3.15	-	-	5,971	-	-	-	-	-
LA CAIXA	30/11/2005	3.00	-	-	8,670	-	-	-	-	-
LA CAIXA	30/11/2005	3.00	-	-	3,715	-	-	-	-	-
CAJA MADRID	21/07/2005	3.00	-	-	12,816	-	-	-	-	-
CAJA MADRID	22/07/2005	3.00	-	-	3,971	-	-	-	-	-
Banco Zaragozano	29/07/2005	2.94	-	-	3,650	-	-	-	-	-
Banco de Castilla	05/10/2005	3.20	-	-	6,560	-	-	-	-	-
Banco Atlantico (Cuenta Cauc	07/01/2006	3.50	-	-	5,957	-	-	-	-	-
BANCO NACIONAL DE CREDITO IN	23/09/2005	3.50	-	-	7,821	-	-	-	-	-
BBVA BANCOMER	02/06/2006	6.03	-	-	-	101,708	-	-	-	-
SINDICADO TRANCHE A	27/03/2006	5.45	-	-	-	431,008	-	-	-	-
SINDICADO TRANCHE B	27/03/2008	5.82	-	-	-	138,436	207,670	276,911	-	-
SINDICADO TRANCHE C	27/03/2007	12.23	188,288	251,088	-	-	-	-	-	-
BANCO DE BOGOTA	15/04/2007	4.50	-	-	-	-	-	252	-	-
BANCO PORTUGUES DE INVESTIME	27/03/2006	5.45	-	-	-	2,548	2,547	2,547	392	-
BANCO PORTUGUES DE INVESTIME	27/03/2006	5.45	-	-	-	485	18	-	-	-
BANCO ESPIRITU SANTO	27/03/2006	5.45	-	-	-	45	-	-	-	-
BANCO ESPIRITU SANTO	27/03/2008	5.82	-	-	-	154	-	-	-	-
BANCO COMERCIAL PORTUGUES (L	27/03/2008	5.82	-	-	-	186	-	-	-	-
BANCO PORTUGUES DE INVESTIME	27/03/2008	5.82	-	-	-	1,949	-	-	-	-
BANCO COMERCIAL PORTUGUES (L	27/03/2008	5.82	-	-	-	58	-	-	-	-
BANCO COMERCIAL PORTUGUES (L	27/03/2008	5.82	-	-	-	59	-	-	-	-
BANCO ATLANTICO	27/03/2007	11.93	-	-	-	231	-	-	-	721
BANCO ATLANTICO	27/03/2007	11.93	-	-	-	132	-	-	-	560
CAIXA NOVA	06/05/2008	92.00	-	-	-	3,908	2,284	5,538	-	-
BANCO DE CASTILLA	05/04/2008	4.00	-	-	-	3,002	3,006	3,738	-	-
CAJA DUERO	20/06/2006	4.00	-	-	-	3,075	-	-	-	-
BCO.DE CASTILLA.LEASING	25/06/2007	3.45	-	-	-	125	226	-	-	-
CAJA MADRID	25/10/2007	2.95	-	-	-	5,339	5,534	1,799	-	-
CAJA ESPANA	17/06/2008	3.45	-	-	-	1,564	1,564	1,573	-	-
BANESTO	15/07/2008	3.50	-	-	-	5,180	5,042	5,042	2,165	-
SERFIN	01/02/2006	4.25	12,190	-	-	-	-	-	-	-
HSBC	02/04/2007	4.25	-	-	-	-	107,752	-	-	-
SINDICADO TRANCHE A	31/03/2009	3.50	-	-	-	54,307	99,562	99,562	108,614	-
SINDICADO TRANCHE B	02/04/2007	3.50	-	-	-	-	247,829	-	-	-
WITH WARRANTY
HSBC	30/09/2005	5.53	-	-	193,953	-	-	-	-	-
AIG	28/11/2005	7.91	-	-	269,380	-	-	-	-	-
Halcyon	20/02/2006	7.29	-	-	237,054	-	-	-	-	-
Banamex	29/07/2005	12.20	33,291	-	-	-	-	-	-	-
Banamex	29/07/2005	12.30	55,000	-	-	-	-	-	-	-
Scotiabank	28/12/2009	6.20	-	-	-	7,292	7,292	7,292	7,292	40,103
Citibank	28/08/2006	5.21	-	-	-	2,508	592	-	-	-
Scotiabank	29/03/2007	3.69	-	-	-	14,815	2,575	-	-	-
Citibank	28/09/2006	5.21	-	-	-	1,795	441	-	-	-
BANCO NACIONAL DE MEXICO, S.	26/09/2006	4.85	-	-	-	83,723	41,861	-	-	-
BANCO PASTOR	28/02/2008	3.65	-	-	-	3,616	3,620	3,577	-	-
INBURSA	31/12/2006	7.13	-	-	-	28,015	223,624	-	-	-
TOTAL BANKS			316,364	251,088	1,711,181	920,691	986,197	430,403	134,388	46,128
LISTED IN THE MEXICAN STOCK EXCHANGE
UNSECURED DEBT
PUBLICO	23/07/2011	10.75	-	-	-	-	-	-	-	2,638,911
PUBLICO	24/02/2010	-	-	-	-	53,876	53,876	80,814	80,814	1,346,900
CERTIFICADOS BURSATILES	07/01/2005	13.16	50,000	-	-	-	-	-	-	-
CERTIFICADOS BURSATILES	08/02/2005	12.98	75,000	-	-	-	-	-	-	-
EURO PAPEL (32)	08/04/2005	6.50	-	-	70,416	-	-	-	-	-
EURO PAPEL (33)	20/10/2005	9.20	-	-	43,101	-	-	-	-	-
EURO PAPEL (34)	21/10/2005	9.20	-	-	172,403	-	-	-	-	-
EURO PAPEL (35)	08/04/2005	9.25	-	-	285,543	-	-	-	-	-
UDIS VITRO (200) P99U	06/07/2006	9.00	559,593	-	-	-	-	-	-	-
UDIS VITRO (155) P992U	10/12/2006	9.90	-	460,990	-	-	-	-	-	-
BONOS 2007	15/05/2007	11.38	-	-	-	-	1,642,162	-	-	-
CERTIFICADOS BURSATILES	10/02/2008	13.47	-	360,000	-	-	-	-	-	-
CERTIFICADOS BURSATILES	22/12/2008	13.00	-	206,014	-	-	-	-	-	-
CERTIFICADOS BURSATILES	02/05/2009	13.99	-	150,312	-	-	-	-	-	-
CREDIT SUISSE FIRST BOSTON	30/04/2009	11.50	-	-	-	-	-	227,225	-	-
BONOS 2013	11/01/2013	12.75	-	-	-	-	-	-	-	2,404,611
TOTAL STOCK EXCHANGE			684,593	1,177,316	571,463	53,876	1,696,038	308,039	80,814	6,390,422

SUPPLIERS
PEMEX GAS Y PETROQUIMICA BAS			79,054	-	-	-	-	-	-	-
O. ENRIQUE HINOJOSA PENA AGE			32,851	-	-	-	-	-	-	-
MATERIAS PRIMAS DE LAMPAZOS			30,253	-	-	-	-	-	-	-
GAS INDUSTRIAL DE MONTERREY,			28,005	-	-	-	-	-	-	-
TRACTEBEL ENERGIA DE MONTERR			27,924	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.			25,705	-	-	-	-	-	-	-
EMPAQUES DE CARTON TITAN, S.			23,587	-	-	-	-	-	-	-
WEYERHAEUSER DE MEXICO, S.A.			20,722	-	-	-	-	-	-	-
SKANDIA VIDA SA DE CV			20,390	-	-	-	-	-	-	-
RHI-REFMEX, S.A. DE C.V.			19,766	-	-	-	-	-	-	-
MATERIAS PRIMAS MONTERREY, S			19,267	-	-	-	-	-	-	-
INGENIERIA EN EMPAQUE ARVISA			18,702	-	-	-	-	-	-	-
EDS DE MEXICO, S. A. DE C. V			16,250	-	-	-	-	-	-	-
IBM DE MEXICO, COM. Y SERVIC			13,560	-	-	-	-	-	-	-
CARTONPACK, S.A. DE C.V.			13,386	-	-	-	-	-	-	-
GIGANTE, S.A. DE C.V.			13,253	-	-	-	-	-	-	-
IXE BANCO, S.A.			12,043	-	-	-	-	-	-	-
TFM S.A DE C.V.			11,102	-	-	-	-	-	-	-
FERRO COLORES, S.A. DE C.V.			11,077	-	-	-	-	-	-	-
FERROSUR, S.A. DE C.V.			10,956	-	-	-	-	-	-	-
PRAXAIR MEXICO, S. DE R.L. D			10,955	-	-	-	-	-	-	-
INTERGLASS, S. A. DE C. V.			10,911	-	-	-	-	-	-	-
RISOUL Y CIA, S. A. DE C. V.			10,721	-	-	-	-	-	-	-
IMPULSORA DE MERCADOS DE MEX			10,343	-	-	-	-	-	-	-
CIEMEX, S.A. DE C.V.			10,288	-	-	-	-	-	-	-
RODAMIENTOS Y ACCESORIOS, S.			9,556	-	-	-	-	-	-	-
COMESCO, S.A. DE C.V.			8,805	-	-	-	-	-	-	-
AMERICAN NATURAL SODA ASH CO			-	-	182,596	-	-	-	-	-
UNION PACIFIC RAILROAD CO.			-	-	54,367	-	-	-	-	-
SOLUTIA, INC.			-	-	45,629	-	-	-	-	-
INDUSTRIA DEL ALCALI,S.A.DE			-	-	37,190	-	-	-	-	-
SAP MEXICO, S.A. DE C.V.			-	-	27,204	-	-	-	-	-
VERRERIES SOUCHON NEUVESEL,			-	-	20,294	-	-	-	-	-
LIBBEY GLASS INC			-	-	14,656	-	-	-	-	-
THE BOSTON CONSULTING GROUP			-	-	10,353	-	-	-	-	-
SOLUTIA MEXICO S. DE R.L. DE			-	-	9,795	-	-	-	-	-
E. HINOJOSA CALZADO LTD			-	-	8,320	-	-	-	-	-
MINTEQ INTERNATIONAL, INC.			-	-	6,130	-	-	-	-	-
BAX GLOBAL			-	-	6,009	-	-	-	-	-
MAGNA DONNELLY			-	-	5,402	-	-	-	-	-
PACKAGING INNOVATORS CORPORA			-	-	5,183	-	-	-	-	-
FORD MOTOR COMPANY			-	-	4,885	-	-	-	-	-
INNOVATIVE PACKAGING SOLUTIO			-	-	4,819	-	-	-	-	-
OTHER			504,549	-	669,242	-	-	-	-	-
Other			1,077,327	-	1,518,802	-	-	-	-	-
		-	-	-	-	-	-	-	-	-
TOTAL SUPPLIERS			2,101,308	-	2,630,876	-	-	-	-	-

OTHER LIABILITIES		-	-	-	-	-	-	-	-	-
OTHER CURRENT LIABILITIES AND OTHER CREDITS			-	-	-	-	-	-	-	-
T O T A L			3,102,265	1,428,404	4,913,520	974,567	2,682,235	738,442	215,202	6,436,550

TRADE BALANCE AND MONETARY POSITION IN FOREIGN EXCHANGE
(Thousands of Pesos)
ANNEX 6
	DOLLARS (1)		OTHER CURRENCIES		TOTAL
TRADE BALANCE	'000s OF DOLLARS	'000s OF PESOS	'000s OF DOLLARS	'000s OF PESOS	'000sOF PESOS
TOTAL ASSETS	1,166,588	12,570,216	-	-	12,570,216

LIABILITIES POSITION	1,506,906	16,237,210	-	-	16,237,210
SHORT TERM LIABILITIES POSITION	546,448	5,888,088	-	-	5,888,088
LONG TERM LIABILITIES POSITION	960,458	10,349,122	-	-	10,349,122

NET BALANCE	(340,318)	(3,666,994)			(3,666,994)

INTEGRATION AND INCOME CALCULATION BY MONETARY POSITION (1)
(Thousands of Pesos)
ANNEX 7
MONTH	MONETARY ASSETS	MONETARY LIABILITIES	(ASSET) LIABILITIES MONETARY POSITION	MONTHLY INFLATION	MONTHLY (PROFIT) AND LOSS
JANUARY	6,654,277	21,328,298	14,674,021	(0.01)	(1,313)
FEBRUARY	6,603,982	21,473,245	14,869,263	0.19	27,789
MARCH	6,631,524	21,441,916	14,810,392	0.39	58,389
APRIL	6,444,423	21,374,741	14,930,318	0.34	50,103
MAY	6,257,082	20,947,805	14,690,723	0.31	45,368
JUNE	6,196,572	20,997,572	14,801,000	(0.23)	(33,543)

ACTUALIZATION	-	-	-	-	-
CAPITALIZATION	-	-	-	-	-
FOREIGN CORP.	-	-	-	-	-
OTHER	-	-	-	-	-
TOTAL					146,793